UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO

SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  October 25, 2018

Bridgewater Bancshares, Inc.

 (Exact Name of Registrant as Specified in Charter)

Minnesota	001-38412	26-0113412
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3800 American Boulevard West, Suite 100
Bloomington, Minnesota 55431
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (952) 893-6868

N/A
(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b– 2 of the Securities Exchange Act of 1934 (§ 240.12b–2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.Entry into a Material Definitive Agreement.

On October 25, 2018, Bridgewater Bancshares, Inc. (the “Company”) entered into Exchange Agreements (the “Exchange Agreements”) with Castle Creek Capital Partners V, LP (“Castle Creek”), EJF Sidecar Fund, Series LLC – Series E and Endeavour Regional Bank Opportunities Fund II LP (collectively, the “Investors”), providing for the exchange of a total of 2,823,542 shares of the Company’s non-voting common stock, par value $0.01 per share (“Non-Voting Common Stock”), for 2,823,542 shares of the Company’s common stock, par value $0.01 per share (“Common Stock”). The Non-Voting Common Stock was originally issued to the Investors in private placement transactions that were completed in 2015 and 2016, and was issued to enable the equity ownership of the Investors to comply with applicable banking laws and regulations. The Exchange Agreements contain customary representations, warranties and covenants made by each of the Investors and the Company. A member of the Company’s board of directors, David J. Volk, is a principal at Castle Creek Capital V LLC, which is the sole general partner of Castle Creek.

Pursuant to the terms of the Company’s Amended and Restated Articles of Incorporation (the “Articles of Incorporation”) the Non-Voting Common Stock was convertible into Common Stock, subject to certain limitations. The number of shares that the Investors received pursuant to the Exchange Agreements is equal to the number of shares of Common Stock that the Investors would have received upon conversion of the Non-Voting Common Stock. The exchange transactions were effected because the Non-Voting Common Stock could only be converted at the time of a transfer or sale of the Non-Voting Common Stock that satisfied certain conditions set forth in the Articles of Incorporation. The Common Stock issued upon exchange of the Non-Voting Common Stock was offered and exchanged in reliance on exemptions from registration provided by Sections 3(a)(9) and 18(b)(4) of the Securities Act of 1933, as amended (the “Securities Act”).

Copies of the Exchange Agreements are attached as Exhibits 10.1, 10.2 and 10.3 to this Current Report on Form 8-K and are incorporated herein by reference. The foregoing description of the Exchange Agreements is a summary and is qualified in its entirety by reference to the complete text of the Exchange Agreements.

Item 3.02.Unregistered Sales of Equity Securities.

The information in Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 3.02 by reference.

On October 25, 2018 the Company issued to the Investors a total of 2,823,542 shares of its Common Stock in exchange for 2,823,542 shares of Non-Voting Common Stock held of record by the Investors in a transaction exempt from registration under Sections 3(a)(9) and 18(b)(4) of the Securities Act. The Company received no cash proceeds as a result of the exchange transaction.

Item 9.01.Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit No.	Description

10.1	Exchange Agreement, dated as of October 25, by and between Bridgewater Bancshares, Inc. and Castle Creek Partners V, LP
10.2	Exchange Agreement, dated as of October 25, by and between Bridgewater Bancshares, Inc. and EJF Sidecar Fund, Series LLC – Series E
10.3	Exchange Agreement, dated as of October 25, by and between Bridgewater Bancshares, Inc. and Endeavour Regional Bank Opportunities Fund II LP

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 26, 2018	BRIDGEWATER BANCSHARES, INC.

	By:	/s/ Jerry Baack
	Name:	Jerry Baack
	Title:	Chairman, Chief Executive Officer and President